Exhibit 10.1

WAIVER AND CONSENT

This Waiver and Consent is made as of November 19, 2010 by and among CHINA GOLF GROUP, INC. (f/k/a Alpine Alpha 2, Ltd.), a Delaware corporation (the “Company”), and each of the other signatories hereto (collectively, the “Investors”) in connection with certain Securities Purchase Agreement, dated September 10, 2010 (the “SPA”) and certain Registration Rights Agreement dated September 10, 2010 (the “RRA”).  Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA and the RRA.

RECITALS:

SPA Amendment

WHEREAS, on September 10, 2010 (the “Closing Date”), the Company and the Investors, along with other investors, consummated a private placement by entering into the SPA and its ancillary documents (including the RRA) pursuant to which the Company issued and sold to the Investors, along with other investors, an aggregate of 939,992 shares of the Company’s common stock for a total of $1,174,990;

WHEREAS, pursuant to Section 6.7 of the SPA, the Company was obligated to retain Friedman LLP to audit consolidated financial statements of the Company and its Subsidiaries for the nine month period ended September 30, 2010 which audit will be complete by December 31, 2010 within ten business days after the initial Closing Date;  and

WHEREAS, pursuant to Section 6.9 of the SPA, the Company covenanted to obtain within five business days: (i) D & O Insurance with coverage in the amount to be determined by the Lead Investor from Marsh Brokers (Hong Kong) Limited and (ii) prospectus liability insurance in the amount to be determined by the Lead Investor;

WHEREAS, pursuant to Section 10.3 of the SPA, any amendment to the SPA shall be made by all Investors by an instrument in writing; and

WHEREAS, pursuant to Section 10.4 of the SPA, any waiver to the SPA shall be made by all Investors by an instrument in writing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.          Consent and Waiver of Section 6.7 of the SPA. Each undersigned Investor agrees that compliance by the Company to retain Friedman LLP to audit consolidated financial statements of the Company and its Subsidiaries for the nine month period ended September 30, 2010 which audit will be complete by December 31, 2010 within ten business days after the initial Closing Date is hereby waived.

Section 2.          Consent and Waiver of Section 6.9 of the SPA. Each undersigned Investor agrees that compliance by the Company to obtain within five business days: (i) D & O Insurance with coverage in the amount to be determined by the Lead Investor from Marsh Brokers (Hong Kong) Limited and (ii) prospectus liability insurance in the amount to be determined by the Lead Investor is hereby waived.

Section 3.          Amendment to Section 10.3 of the SPA.  Section 10.3 of the SPA shall be deleted and replaced with the following:

“10.3       Amendment. This Agreement may be amended by an instrument in writing signed by Investors holding at least a majority of the shares of the Common Stock then purchased pursuant to this Agreement.”

Section 4.          Amendment to Section 10.4 of the SPA.  Section 10.4 of the SPA shall be deleted and replaced with the following:

“10.4       Waiver. The Company or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of the other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Investors holding at least a majority of the shares of the Common Stock then purchased pursuant to this Agreement.”

RRA Amendment

WHEREAS, pursuant to Section 2(a) of the RRA, the Company was obligated to file the initial Registration Statement within 45 days after the Closing Date, which is October 25, 2010 (the “Original Filing Date”);

WHEREAS, pursuant to Section 2(a) of the RRA, the Company was obligated to cause the Registration Statement to be declared effective by the Commission by the earlier of the following dates (the “Effectiveness Dates”):

O	April 18, 2011 (the 220th day following the Closing Date), or
O
The fifth trading day (i.e., the fifth day on which securities exchanges are open for business) following the day on which the Commission notifies the Company that the Registration Statement will not be reviewed or is no longer subject to further review and comments by the Commission.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 5.          Consent and Waiver of the Original Filing Date. Each undersigned Investor agrees that compliance by the Company to file the initial Registration Statement on or before the Original Filing Date is hereby waived.

Section 6.          Amendment to Section 1 of the RRA.  The following definitions under Section 1 of the RRA shall be deleted and replaced with the following:

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of: (i) the 318th day following the Closing Date (i.e. July 25, 2011) and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments; (b) with respect to any additional Registration Statements required to be filed pursuant to Section 2(a), the earlier of: (i) the 90th day following the applicable Filing Date for such additional Registration Statement(s) and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement(s) will not be reviewed or is no longer subject to further review; (c) with respect to any additional Registration Statements required to be filed solely due to SEC Restrictions, the earlier of: (i) the 90th day following the applicable Restriction Termination Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such Registration Statement will not be reviewed or is no longer subject to further review and comments; (d) with respect to a Registration Statement required to be filed under Section 2(c), the earlier of:  (i) the 60th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (d)(i) shall be the 90th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments; (e) with respect to a Registration Statement required to be filed under Section 2(d), the earlier of: (i) the 90th day following the 2010 Delivery Date; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (e)(i) shall be the 120th day following the 2010 Delivery Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments and (f) with respect to a Registration Statement required to be filed under Section 2(e), the earlier of: (i) the 90th day following the 2011 Delivery Date; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (f)(i) shall be the 120th day following the 2011 Delivery Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

"Filing Date" means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 143rd day following the Closing Date (i.e. January 31, 2011); (b) with respect to any additional Registration Statements required to be filed pursuant to Section 2(a), the 15th day following the Effective Date for the last Registration Statement filed pursuant to this Agreement under Section 2(a); (c) with respect to any additional Registration Statements required to be filed due to SEC Restrictions, the 15th day following the applicable Restriction Termination Date; (d) with respect to a Registration Statement required to be filed under Section 2(c), the 30th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock, (e) with respect to the Registration Statement required to be filed under Section 2(d), the 45th day following the 2010 Delivery Date (provided that if the Company is then eligible to utilize Form S-3 to register the resale of Common Stock, the Filing Date under this clause (e) shall be 30 days following the 2008 Delivery Date) and (f) with respect to the Registration Statement required to be filed under Section 2(f), the 45th day following the 2011 Delivery Date (provided that if the Company is then eligible to utilize Form S-3 to register the resale of Common Stock, the Filing Date under this clause (f) shall be 30 days following the 2011 Delivery Date).”

Section 3.          Amendment to Section 6(f) of the RRA.  Section 6(f) of the RRA shall be deleted and replaced with the following:

“              (f)                  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder’s prior written consent.”

Section 8.          Miscellaneous.

(a) Expenses.  Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Waiver and Consent and related matters.

(b) Amendments and Waivers.  The provisions of this Waiver and Consent, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Investors of no less than a majority of the Purchase Price.

(c) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the SPA and the RRA, as amended by this Waiver and Consent.

(d) Successors and Assigns.  This Waiver and Consent shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(e) Execution and Counterparts.  This Waiver and Consent may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Waiver and Consent shall be determined in accordance with the provisions of the SPA and the RRA.

(g) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Headings.  The headings in this Waiver and Consent are for convenience only, do not constitute a part of the Waiver and Consent and shall not be deemed to limit or affect any of the provisions hereof.

(i) Except as specifically contemplated by this Waiver and Consent and the RRA shall remain in full force and effect, unaffected by this Waiver and Consent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Waiver and Consent.

THE COMPANY:

CHINA GOLF GROUP, INC.

By:______________________
Name: Ye Bi
Title: Chief Executive Officer

INVESTORS:

________________________

By:______________________
Name:
Title: